                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12.

                           ARI Network Services, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                           ARI NETWORK SERVICES, INC.
                            330 East Kilbourn Avenue
                           Milwaukee, Wisconsin 53202

                                 ---------------


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                December 14, 2000


To the Shareholders of ARI Network Services, Inc.:

         The 2000 Annual Meeting of Shareholders of ARI Network Services, Inc. will be held at the Hotel Metro, 411 East Mason Street, Milwaukee, Wisconsin, on Thursday, December 14, 2000 at 9:00 a.m., local time, for the following purposes:

         1.       To elect two directors to serve until 2003.

         2.       To ratify the appointment of one director to serve until 2002.

         3.       To approve the 2000 Stock Option Plan.

         4.       To approve the 2000 Employee Stock Purchase Plan.

         5. To ratify the appointment of Ernst & Young LLP as independent auditors.

         6. To transact such other business as may properly come before the meeting.

         Shareholders of record at the close of business on November 3, 2000 are entitled to notice of and to vote at the meeting and at all adjournments thereof.

         HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES MUST BE PRESENT IN PERSON OR BY PROXY IN ORDER FOR THE MEETING TO BE HELD. SHAREHOLDERS ARE URGED TO DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE WHETHER OR NOT THEY EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON. IF YOU ATTEND THE MEETING AND WISH TO VOTE YOUR SHARES PERSONALLY, YOU MAY DO SO BY REVOKING YOUR PROXY AT ANY TIME PRIOR TO THE VOTING THEREOF.

                                        By order of the Board of Directors,



                                        Brian E. Dearing, Acting Secretary
                                        November 13, 2000

                           ARI NETWORK SERVICES, INC.
                            330 East Kilbourn Avenue
                           Milwaukee, Wisconsin 53202


                                 PROXY STATEMENT


         The Board of Directors of ARI Network Services, Inc. (the "Company") submits the enclosed proxy for the annual meeting to be held on the date, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. Each shareholder of record at the close of business on November 3, 2000 will be entitled to one vote for each share of Common Stock registered in such shareholder's name. As of November 3, 2000, the Company had outstanding 6,168,270 shares of Common Stock. The presence, in person or by proxy, of a majority of the shares of Common Stock outstanding on the record date is required for a quorum at the meeting. This proxy statement and the accompanying proxy and Annual Report to Shareholders are being sent to the Company's shareholders commencing on November 13, 2000.

         Any shareholder executing and delivering the enclosed proxy may revoke the same at any time prior to the voting thereof by written notice of revocation given to the Secretary of the Company.

         UNLESS OTHERWISE DIRECTED, ALL PROXIES WILL BE VOTED FOR THE ELECTION OF THE INDIVIDUALS NOMINATED TO SERVE AS DIRECTORS, FOR THE RATIFICATION OF THE ACTIONS APPOINTING ONE INDIVIDUAL TO SERVE AS DIRECTOR, AND FOR EACH OF THE OTHER PROPOSALS. DIRECTORS WILL BE ELECTED BY A PLURALITY OF VOTES CAST AT THE MEETING (ASSUMING A QUORUM IS PRESENT). THE OTHER PROPOSALS WILL BE APPROVED IF THE AFFIRMATIVE VOTES EXCEED THE VOTES CAST AGAINST. BROKER NON-VOTES ARE COUNTED ONLY FOR PURPOSES OF DETERMINING WHETHER A QUORUM IS PRESENT AT THE MEETING BUT ARE NOT CONSIDERED PRESENT WITH RESPECT TO THAT MATTER AND, THEREFORE, WILL HAVE NO EFFECT ON THE OUTCOME OF THE VOTING. ABSTENTIONS WILL ALSO HAVE NO EFFECT ON THE VOTING.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

         The following table sets forth certain information regarding the beneficial ownership of shares of Common Stock by each person known by the Company to beneficially own 5% or more of the Common Stock, by each director or nominee of the Company, by certain executive officers of the Company, and by all directors and executive officers of the Company as a group as of October 1, 2000.

                 NAME OF                            AMOUNT AND NATURE OF
            BENEFICIAL OWNERS                     BENEFICIAL OWNERSHIP (1)                      PERCENT
            -----------------                     ------------------------                      -------

WITECH Corporation (2)(3)                                 1,130,308                               18.0%
N16 W23217 Stone Ridge Drive
Waukesha, WI  53188

Briggs & Stratton Corporation                               840,000                               13.6%
12301 West Wirth Street
Milwaukee, WI  53201

Vulcan Ventures Incorporated                                508,198                                8.2%
110 110th Avenue, N.E.
Bellevue, WA  98004

John C. Bray (4)                                             62,375                                1.0%

Gordon J. Bridge (5)                                         53,877                                   *

Francis Brzezinski (3)(6)                                    17,947                                   *

George D. Dalton (7)                                         34,065                                   *

Brian E. Dearing (8)                                         73,750                                1.2%

Ted C. Feierstein                                                 0                                   *

Michael E. McGurk (9)                                        51,125                                   *

D. Bruce Merrifield, Jr.                                     16,000                                   *

Frederic G. Tillman (10)                                     10,000                                   *

Richard W. Weening (11)                                     144,869                                2.3%

All executive officers and directors as a                   328,331                                5.1%
group (10 persons) (12)

-------------
*Less than 1%

(1) Except as otherwise noted, the persons named in the above table have sole voting and investment power with respect to all shares shown as beneficially owned by them. Indicated options and warrants are exercisable within 60 days of October 1, 2000.
(2) WITECH's shares include 105,000 shares subject to warrants. Excludes 20,350 shares of non-voting, non-convertible Series A Preferred Stock (the entire series) also owned by WITECH.
(3) Mr. Brzezinski is an officer of WITECH and has voting control of the Common Stock held by WITECH.
(4)    Includes options for 61,125 shares.
(5)    Includes options for 39,377 shares.
(6) Includes options for 17,697 shares. Mr. Brzezinski's total excludes any shares held by WITECH.
(7)    Includes options for 18,315 shares.
(8)    Includes options for 27,250 shares.
(9)    Includes options for 48,625 shares.
(10)   Includes options for 10,000 shares.

(11) Includes options for 7,942 shares. Mr. Weening's total also includes 40,677 shares held Quaestus Limited Partnership ("QLP"), 10,000 shares help by Quaestus Management Corp. ("QMC") and 85,000 shares held by RPI Holdings, Inc. ("RPI"). Mr. Weening disclaims any beneficial ownership in the shares held by QLP, QMC and RPI in excess of his pecuniary interest, and the filing of this proxy statement shall not be deemed an admission that Mr. Weening is the beneficial owner of such securities for purposes of Section 16 of the Securities Exchange Act of 1934 or for any other purpose.

(12) Includes options for 230,331 shares. Excludes shares held by WITECH, QLP, QMC, and RPI.

On April 27, 2000, the Company issued and sold, pursuant to a Securities Purchase Agreement, dated as of April 25, 2000, by and among the Company and RGC International Investors, LDC ("RGC"), (i) a convertible subordinated debenture in the amount of $4,000,000 due on April 27, 2003 (the "Debenture"), convertible into shares of the Company's Common Stock, (ii) warrants to purchase 600,000 shares of Common Stock (the "Warrants"), and (iii) an investment option to purchase 800,000 shares of Common Stock (the "Investment Option"). The Investment Option expires on October 27, 2001 and the Warrants expire on April 27, 2005. The Debenture is convertible into Common Stock at $4 per share and the Warrants and Investment Option are exercisable at $6 per share, subject in each case to certain anti-dilution adjustments. At any time after October 27, 2000, the Company can require RGC to convert the amount owed under the Debenture into Common Stock at $4.00 per share provided that: (i) the closing bid price of the Common Stock has been greater than $6.60 for twenty (20) consecutive trading days and (ii) the Company's resale registration statement has been effective for at least three (3) months. At any time after April 27, 2001, the Company can require RGC to exercise the Investment Option if the closing bid price of the Common Stock is greater than $9.90 for twenty (20) consecutive trading days and the Company's resale registration statement has been effective for at least three (3) months. Under the terms of the Debenture and the Investment Option and Warrants, the Debenture is convertible and the Investment Option and Warrants are exercisable by RGC only to the extent that the number of shares of Common Stock issuable, together with the number of shares of Common Stock owned by RGC and its affiliates, would not exceed 4.9% of the Company's outstanding Common Stock at the time of conversion or exercise. In certain circumstances where the Company has the right to force conversion of the Debenture and exercise of the Investment Option, RGC's percentage ownership may exceed 4.9% but cannot exceed 9.9%. Except as described above, RGC cannot acquire more than 4.9% of the Company's Common Stock at one time, and is not included in the table above or in "Certain Transactions," below.

As long as $500,000 or more principal amount of the Debenture is outstanding, the Company agreed not to: (i) pay any dividends or make any other distribution on our Common Stock, other than stock dividends and stock splits; (ii) repurchase or redeem any shares of our capital stock, except in exchange for Common Stock or preferred stock; (iii) incur or assume any liability for borrowed money, except our existing debt, debt from a bona fide financial lending institution, indebtedness to trade creditors, borrowings used to repay the debenture, indebtedness assumed or incurred in connection with the acquisition of a business, product, license or other asset, refinancings of any of the above, and indebtedness that is subordinate to the debenture; (iv) sell or otherwise dispose of assets outside the normal course of business, except the sale of a business, product, license or other asset that our board of directors determines is in the best interests of us and our shareholders, and sales of assets with a value not exceeding $500,000 in any 12-month period following the issuance of the debenture; or (v) lend money or make advances to any person not in the ordinary course of business, except loans to subsidiaries or joint ventures approved by a majority of our independent directors, guarantee another person's liabilities, except, among other things, guarantees made in connection with the acquisition of a business, product, license or other asset.

                              ELECTION OF DIRECTORS

         The Company's directors are divided into three classes, with staggered terms of three years each. At the meeting, shareholders will elect two directors to serve until 2003 and ratify the appointment of one director to serve until 2002. Mr. Dalton has declined to stand for re-election as a director because of other commitments. Until his replacement has been appointed, the Board will be composed of six members.

                         NOMINEES FOR ELECTION TO SERVE
                        UNTIL THE ANNUAL MEETING IN 2003

         GORDON J. BRIDGE, 58; Mr. Bridge, a director since December 1995, is Chairman of the Board and CEO of SurferNETWORK.com. From 1995 to January 2000, Mr. Bridge was Chairman of the Board of ConnectInc.com Company. Mr. Bridge was with AT&T where he held various executive management positions from 1988 to 1995, culminating in his appointment as Vice President, Corporate Strategy for Emerging Services and Products for AT&T. He previously managed three business units for AT&T, including Consumer Interactive Services, EasyLink Services and Computer Systems. Prior to joining AT&T, Mr. Bridge was with the IBM Corporation for 23 years. Mr. Bridge holds a B.A. in mathematics from Bradley University.

         TED C. FEIERSTEIN, 42; Mr. Feierstein, a director since January 2000, is a partner in Ascent Partners ("Ascent"), a merchant bank specializing in investments, mergers and acquisitions, and strategic assistance for Internet, software and information technology-focused professional service companies. Mr. Feierstein is also a founding partner of Prism Capital, a private equity fund. Prior to co-founding Ascent, Mr. Feierstein was a senior vice-president with the Corum Group, a firm specializing in merger and acquisition advisory services to the software industry, and was a venture capitalist with Wind Point Partners, a private equity fund. Mr. Feierstein received an MBA from the Harvard Business School in 1989 and a BBA from the University of Wisconsin-Madison in 1979.

                        DIRECTOR APPOINTED TO CLASS WHOSE
                   TERM EXPIRES AT THE ANNUAL MEETING IN 2002

         D. BRUCE MERRIFIELD, JR., 50; Mr. Merrifield, a director since August 2000, is President of Merrifield Consulting Group, Inc., a consulting practice specializing in independent physical distribution channels. Mr. Merrifield is also Chairman of Clark Security Products, Inc., a national distributor of locksmith supplies, door hardware and access control hardware. Prior to his acquisition of Clark Security in 1983, Mr. Merrifield was chief operating officer of Distribix, Inc., a Missouri-based paper distribution chain. Mr. Merrifield received a B.A. from Princeton University in 1972 and an MBA from the Harvard Business School in 1974.

                               DIRECTOR WHOSE TERM
                      EXPIRES AT THE ANNUAL MEETING IN 2002

         FRANCIS BRZEZINSKI, 49; Mr. Brzezinski, a director since 1990, is President of Wisconsin Energy Corporation's venture subsidiaries Minergy and WISVEST and is Executive Vice President of WITECH.

                              DIRECTORS WHOSE TERMS
                      EXPIRE AT THE ANNUAL MEETING IN 2001

         BRIAN E. DEARING, 45; Mr. Dearing, is the Chairman of the Board, President and Chief Executive Officer, Acting Chief Financial Officer, Treasurer and Secretary of the Company. He has been a director since 1995 and was elected Chairman of the Board of Directors in 1997. Prior to joining ARI in 1995, Mr. Dearing held a series of electronic commerce executive positions at Sterling Software, Inc. in the U.S. and in Europe. Prior to joining Sterling in 1990, Mr. Dearing held a number of marketing management positions in the EDI business of General Electric Information Services since 1986. Mr. Dearing holds a Masters Degree in Industrial Administration from Krannert School of Management at Purdue University and a BA in Political Science from Union College.

         RICHARD W. WEENING, 54; Mr. Weening, a director since 1981, organized the Company in 1981 as a business information publishing subsidiary of Raintree Publishers, Inc., now known as RPI Holdings, Inc. ("RPI"). He served as President and Chief Executive Officer of the Company until October 1987,

Chairman and Chief Executive Officer of the Company until October 1990, and Chairman of the Board of Directors until 1997. Mr. Weening is also the Chief Executive Officer of QUAESTUS Management Corporation, a private equity investment management firm, and is Executive Chairman and a director of Cumulus Media, Inc. (NASDAQ:CMLS). Mr. Weening has served as President of RPI from 1972 to the present.

         The Board of Directors held seven meetings in fiscal 2000. Each incumbent director, except Mr. Weening, attended 75 percent or more of the combined number of meetings of the Board and Committees on which such director served, during the period for which he has been a director or served on the Committee.

         The Company's Board of Directors has established an Executive Committee that currently is composed of Mr. Dearing, Mr. Bridge, Mr. Brzezinski and Mr. Dalton. Mr. Bridge serves as Chairman of the Executive Committee. The duties of the Executive Committee are to: (1) act as a resource to the CEO in the development of the Company's business plan, overall business strategy and any other matter which the CEO or any member deems appropriate; (2) consider and act upon matters requiring Board consideration between regular meetings of the full Board not prohibited by law or by the by-laws of the Company; (3) review and approve compensation including base salary, benefits, bonus and (subject to the review and approval of the Stock Option Committee) stock option awards for the CEO and the CEO's recommendations for all employees; and (4) review and make recommendations to the Board as to appropriate action regarding any and all matters of corporate finance, acquisitions, the sale of stock, the incurrence of debt and the sale of assets. The Executive Committee met four times during fiscal 2000.

          The Company's Board of Directors has established an Audit Committee. The Board of Directors has adopted a written charter which is included in this annual proxy statement. Information regarding the functions performed by the Audit Committee, its membership, and the number of meetings held during fiscal 2000 is set forth in the "Report of the Audit Committee," included in this annual proxy statement. As noted under "Certain Transactions," the Company issued 12,500 shares of common stock to Mr. Bridge for his work in developing the Company's Web site. As a result of this transaction, Mr. Bridge would not be considered independent under the rules adopted by the NASD regarding the independence of audit committee members. The Board will take appropriate action to comply with the structure and membership rules of corporate audit committees before the June 14, 2001 deadline imposed by the NASD.

         The Company's Board of Directors has established a Stock Option Committee that currently is composed of Mr. Brzezinski and Mr. Dalton. The duties of the Stock Option Committee are to administer the Company's 1991 Incentive Stock Option Plan, the 1992 Employee Stock Purchase Plan and the 1993 Director Stock Option Plan. The Stock Option Committee met two times during fiscal 2000.

         The Board of Directors does not have a nominating committee, as decisions regarding Board membership are made by the full Board.

         Each non-employee member of the Board of Directors has been compensated under the Director Stock Option Plan in lieu of any cash compensation. Under the Plan, each participant receives options for 375 shares of the Company's common stock on the first business day of each calendar year and receives options for an additional 375 shares for each meeting of the Board and 188 shares for each meeting of a Committee attended by the participant. Beginning on December 14, 2000, and contingent upon approval at the 2000 Annual Shareholders Meeting, directors will be eligible to receive options under the 2000 Stock Option Plan. The Stock Option Committee will determine the number of options received under the 2000 Stock Option Plan as an annual grant and for each Board and Committee meeting attended.

                             EXECUTIVE COMPENSATION

         The following table sets forth compensation for the last three fiscal years for each of the Company's executive officers whose salary and bonus during fiscal 2000 exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                                                       Long Term
                                                          Annual Compensation                         Compensation
                                              ----------------------------------------------         -------------

                                                                                                   Awards           Payouts
                                                                                                   ------           -------

                                                                                                 Securities
              Name and                                                       Other Annual        Underlying          LTIP
         Principal Position            Year      Salary         Bonus        Compensation     Options/SARs (#)    Payouts ($)
         ------------------            ----    ----------     ---------      ------------     ----------------    -----------

Brian E. Dearing,                      2000       $ 161,538      $ 20,625              --          25,000          $ 8,756
President and Chief Executive          1999         150,000        50,023              --          35,000               --
Officer                                1998         150,000        38,829              --          24,000               --

John C. Bray,                          2000       $ 135,769      $  9,167        $ 10,000          15,000          $ 3,891
Vice President of Sales (1)            1999         130,000        15,566          56,121          15,000               --
                                       1998         130,000        15,204          11,810          16,500               --

Michael E. McGurk, Vice                2000       $ 105,769      $ 11,458              --           7,500          $ 2,781
President of Technology                1999         100,000        11,124              --          12,500               --
Operations                             1998         100,000        19,579              --          16,500               --

Frederic G. Tillman, Vice              2000        $110,769      $ 11,458              --          30,000               --
President of Technology                1999          88,846        39,937              --          10,000               --
Development (2)

-----------------

(1) Mr. Bray's other annual compensation consists of commission paid on new sales.

(2)    Mr. Tillman's employment with the Company commenced on September 15,
       1998.

       The table below provides information regarding option grants in the year ended July 31, 2000 to the persons named in the Summary Compensation Table pursuant to the Company's 1991 Incentive Stock Option Plan.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR


                             NUMBER OF             PERCENT OF TOTAL
                             SECURITIES             OPTIONS/SARS
                             UNDERLYING               GRANTED TO
                            OPTIONS/SARS             EMPLOYEES IN          EXERCISE OR BASE
          NAME              GRANTED # (1)           FISCAL YEAR (1)         PRICE ($/SHARE)          EXPIRATION
          ----              -------------           ---------------         ---------------          ----------

Brian E. Dearing                 25,000                  14.1%                  $9.125                 1/2010

John C. Bray                     15,000                   8.4%                   9.125                 1/2010

Michael E. McGurk                 7,500                   4.2%                   9.125                 1/2010

Frederic G. Tillman              30,000                  16.9%                   9.063                 1/2010

-------------------
(1) All options granted in the fiscal year were awarded with an exercise price equal to the fair market value of the Common Stock on the date of grant. The options vest in four equal annual increments beginning on the last day of the fiscal year (July 31) during which the options were granted. Under the terms of the Plan, the Stock Option Committee retains discretion to, among other things, accelerate the exercise of an option, modify the terms of outstanding options (including decreasing the exercise price), and permit the exercise price and tax withholding obligations related to exercise to be paid by delivery of already owned shares or by offset of the underlying shares.

         The table below provides information regarding the exercises of stock options during fiscal 2000 and the value of stock options held at July 31, 2000 by the persons named in the Summary Compensation Table.

                         AGGREGATED OPTION/SAR EXERCISES
            IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES


                                                                   NUMBER OF SECURITIES
                                                                  UNDERLYING UNEXERCISED            VALUE OF UNEXERCISED
                              SHARES                                  OPTION/SARS AT           IN-THE-MONEY OPTIONS AT FISCAL
                           ACQUIRED ON          VALUE               FISCAL YEAR END (#)                   YEAR END
          NAME             EXERCISE (#)     REALIZED ($) (1)     EXERCISABLE/UNEXERCISABLE     EXERCISABLE/UNEXERCISABLE (2)
          ----             ------------     ----------------     -------------------------     -----------------------------

Brian E. Dearing              127,000           $994,906               27,250/42,250                     $271/$543

John C. Bray                       --                 --               61,125/22,875                     $233/$233

Michael E. McGurk                  --                 --               48,625/16,000                     $194/$194

Frederic G. Tillman             2,500            $29,688               10,000/27,500                      $78/$155

(1) Determined by subtracting the exercise price from the market value of our common stock on the exercise date ($14.00), multiplied by the number of shares acquired on exercise. Mr. Dearing did not resell all shares acquired on exercise.

(2) Determined by subtracting the exercise price from the fair market value of our common stock at July 31, 2000 ($2.156 per share), based upon the closing sales price of our common stock on the Nasdaq National Market on such date.

         The table below provides information regarding long-term incentive plan awards in fiscal 2000 to the persons named in the Summary Compensation Table

                         LONG-TERM INCENTIVE PLAN AWARDS


                                                                            Estimated Future Payouts
                                                                       Under Non-Stock Price-Based Plans
                                                                ---------------------------------------------
                                Number         Period
     Name                      of Units     Until Payment       Threshold           Target            Maximum
     ----                      --------     -------------       ---------           ------            -------
Brian E. Dearing                  (1)            (2)            $ 20,000           $ 20,000           $ 20,000
                                  (1)            (3)            $  5,625           $  7,500           $ 15,000


John C. Bray                      (1)            (2)            $ 15,000           $ 15,000           $ 15,000
                                  (1)            (3)            $  3,333           $  2,500           $  6,666

Michael E. McGurk                 (1)            (2)            $ 15,000           $ 15,000           $ 15,000
                                  (1)            (3)            $  3,125           $  4,167           $  8,334

Frederic G. Tillman               (1)            (3)            $  3,125           $  4,167           $  8,334

---------------

(1)  Consists of contingent, deferred cash awards.

(2) Paid out at such time as the Company, in the judgment of the Board, generates sufficient cash resources from operations regardless of whether the participant is then employed by the Company.

(3) Vesting in two equal installments (August 1, 2001 and August 1, 2002), provided the participant is then employed by the Company.

         On May 20, 1999 the Board of Directors adopted Change of Control Agreements ("Change of Control Agreements") which contained "Change of Control" benefits for the current key officers of ARI. The officers include Brian E. Dearing, John C. Bray, and Michael M. McGurk. In addition, on August 19, 1999, the Board approved a similar Change of Control Agreement for Frederic G. Tillman. The Change of Control Agreements are intended to retain the services of these officers and provide for continuity of management in the event of any "Change of Control," as defined below. These Change of Control Agreements provide that each officer shall receive severance benefits equal to two times the sum of salary and targeted bonuses and medical and dental plan continuation for two years if, within two years following a "Change of Control," as defined below, the officer's employment is terminated without cause. For this purpose, "without cause" is defined to include: (i) a significant reduction in the executive's compensation, duties, title or reporting responsibilities; (ii) a change in the executive's job location; or (iii) the termination by the officer of his employment for certain enumerated reasons. In addition, the officer will receive a prorated portion of the officer's average annual bonus for the preceding three fiscal years. If the officer leaves ARI for any other reason, within two years following a Change of Control, the officer will receive a prorated portion of the officer's average annual bonus for the preceding three fiscal years. The officer is under no obligation to mitigate amounts payable under the Change of Control Agreements. In addition, upon a Change of Control, all stock options and similar awards become immediately vested and all deferred compensation becomes payable.

         For purposes of the Change of Control Agreements, a "Change of Control" means any of the following events: the acquisition (other than from ARI) by any individual, entity or group, subject to certain exceptions, of beneficial ownership, directly or indirectly, of 50% or more of the combined voting power of ARI's then outstanding voting securities; (ii) a merger, consolidation, share exchange, or sale or disposition of substantially all of the assets of the Company; or (iii) approval by the Company's shareholders of a complete liquidation or dissolution of the Company.

                              CERTAIN TRANSACTIONS

         The Company has a line of credit with WITECH Corporation (the "WITECH Line") that has been in place since October 4, 1993. On August 1, 1999, the amount available under the WITECH Line was $3.0 million. On September 30, 1999, the Company and WITECH restructured and amended the WITECH Line in order to (1) reduce the amount available under the WITECH Line from $3.0 million to $1.0 million, and (2) establish a $1.0 million term loan payable in equal monthly installments over three years, commencing November 1, 1999. The WITECH Line bears interest at prime plus 2.0% and the term loan bore interest at prime plus 3.25%. In addition, WITECH purchased $1.0 million of common stock, or 195,122 shares at $5 1/8 per share. In connection with this amendment the Company paid WITECH $12,500 and issued a seven year warrant to purchase 30,000 shares of the Company's common stock at $5 1/8 per share. On December 21, 1999 the Company and WITECH amended the WITECH Line to enable the Company to borrow an additional Five Hundred Thousand Dollars ($500,000) under the WITECH Line (the "Bridge Loan"). The Bridge Loan bore interest at prime plus 2.0%. As consideration for the Bridge Loan, ARI paid a closing fee of Fifty Thousand Dollars ($50,000) to WITECH. On April 27, 2000, the Company (i) paid down the outstanding amount due under the WITECH Line and (ii) repaid the Bridge Loan and the interest and closing fee associated therewith. As of July 31, 2000 there are no amounts outstanding under the WITECH Line. ARI's ability to borrow up to $1,000,000 under the WITECH Line will remain in place until December 31, 2001.

         Since the inception of the WITECH Line, the Company has issued warrants for an aggregate of 280,000 shares of Common Stock exercisable at prices ranging from $2 1/8 to $5 1/8 per share. The exercise price of the warrants is reduced if the Company sells stock for less than the then current exercise price. On October 1, 2000, warrants to purchase 175,000 shares of Common Stock expired. Of the 105,000 warrants to purchase shares of Common Stock currently owned by WITECH (i) warrants to purchase up to 75,000 shares of Common Stock at $2.125 expire on January 1, 2002; and (ii) warrants to purchase 30,000 shares of Common Stock at $4.00 expire on October 1, 2006.

         On July 8, 1999, Briggs & Stratton Corporation ("Briggs") executed a Master Agreement with the Company (the "Customer Contract"). The Customer Contract provides for the Company to license its electronic commerce and electronic cataloging software to Briggs and its dealers and distributors and to provide certain related professional services. The Customer Contract has an initial term of one year and automatically renews for additional terms of one year each unless either party gives written notice of termination to the other party. On March 30, 2000 and July 31, 2000, ARI and Briggs signed additional contract for the license of the Company's Web-based communications and catalog software. During fiscal 2000, the Company invoiced Briggs $606,790 for products and services.

         In connection with the acquisition of Powercom-2000 from Briggs in September 1998, the Company obtained a line of credit from Briggs in the amount of $250,000 (the "Briggs Line"). Borrowings under the Briggs Line were secured by certain accounts receivable associated with the Powercom business. Borrowings under the Briggs Line bore interest at prime plus 2%. On October 7, 1999, the Company terminated the Briggs Line by paying the amount outstanding of $182,264.50.

         On February 8, 2000, the Company issued 12,500 shares of Common Stock to Mr. Bridge for his development of the Company's Web site. The Company valued the services provided by Mr. Bridge at $85,000.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Based solely upon its review of Forms 3, 4 and 5 and amendments thereto furnished to the Company pursuant to Section 16 of the Securities Exchange Act of 1934, as amended, all of such forms were filed on a timely basis by reporting persons, except Mr. Feierstein filed a late Form 3 upon his becoming a director, Mr. Tillman filed a late Form 3 upon his becoming an officer, Mr. Bridge filed one late Form 4 with respect to the stock he received as payment for development of the Company's website, WITECH filed one late Form 4 with respect to the shares of Common Stock it received in September of 1999, and Mr. Weening filed one late Form 5 with respect to stock option grants received during fiscal 2000.

                             PROPOSAL TO APPROVE THE
                             2000 STOCK OPTION PLAN

         At the annual meeting, shareholders are being asked to approve the Company's 2000 Stock Option Plan (the "SOP"). The SOP was adopted by the Board of Directors on September 19, 2000. The Board of Directors has approved 450,000 shares under the SOP.

         Management and the Board believe that the grant of options to employees, directors, and certain contractors under the SOP is an attractive way for the Company to be able to retain these personnel in an extremely competitive marketplace without making additional cash bonus and salary increases. In addition, the Board feels that granting stock options which vest over an extended period of time provides the optionee with an incentive to remain with the Company and actively contribute towards improving the Company's performance. Management believes that employee and director ownership provides a stronger incentive for these personnel to put forth maximum effort for the long term success and growth of the Company in order to see the value of their ownership grow. Moreover, no options may be granted under the Company's 1991 Incentive Stock Option Plan after September 30, 2001. As discussed above, the Board believes it is in the Company's best interest to approve the SOP so that we can continue to attract and retain the services of those persons essential to our growth and financial success.

DESCRIPTION OF STOCK OPTION PLAN

         All directors, employees, or consultants who provide services to the Company (the "Participants") are eligible to receive options under the SOP. At October 16, 2000, approximately 160 persons were eligible. The SOP is designed to provide additional incentive compensation to Participants and provide them with an opportunity to acquire an equity interest in the Company. The SOP is also designed to attract and retain the Company's non-employee directors.

         The SOP is administered by a Stock Option Committee appointed by the Board of Directors. Messrs. Dalton and Brzezinski are the current members of the Stock Option Committee. Subject to the provisions of the SOP, the Stock Option Committee has the authority to determine the exercise prices applicable to the options, the eligible participants to whom and the time or times at which options shall be granted, the number of shares of Common Stock subject to each option, and the extent to which options may be exercisable in installments, and also to interpret the SOP, and to prescribe, amend and rescind the rules and regulations pertaining to the SOP.

         Options granted under the SOP may be either (i) options granted to qualifying employees which are intended to qualify as "incentive stock options" under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or (ii) non-qualified stock options which may be granted to all Participants. Under the SOP, no Participant may be granted options for more than 100,000 shares during any one-year period. No stock options may be granted under the ISOP after December 13, 2010.

         Any incentive stock option that is granted under the SOP must be granted at a price no less than the fair market value of the Common Stock on the date of grant (or no less than 110% of the fair market value in the case of holders of 10% or more of the total combined voting power of all classes of stock of the Company or of a subsidiary or parent of the Company). Non-qualified stock options may be granted at the exercise price established by the Stock Option Committee, which may be less than the fair market value of the Common Stock on the date of grant.

         Each option granted under the SOP is exercisable for a period not to exceed 10 years from the date of grant (or five years in the case of a holder of more than 10% of the total combined power of all classes of stock of the Company or of a subsidiary or parent of the Company) and shall lapse upon the expiration of the period, or earlier upon termination of the recipient's employment or service with the Company or as determined by the Committee. The Committee shall determine the period of time during which an option may be exercised following termination of employment or service due to death or disability, or following termination of employment or service due to retirement.

         The Board of Directors of the Company may amend the SOP at any time, except if shareholder approval is required under tax, securities or any other applicable law.

FEDERAL INCOME TAX CONSEQUENCES

         The grant and exercise of options issued pursuant to the SOP should cause the federal income tax consequences to the Participant and the Company described below.

         INCENTIVE STOCK OPTIONS. Incentive stock options under the SOP are intended to be eligible for the favorable federal income tax treatment accorded "incentive stock options" under Section 422 of the Code. Incentive stock options generally have the following tax consequences.

             - There are generally no federal income tax consequences to the optionee or the Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the optionee's alternative minimum tax liability if any and, to the extent that any incentive stock option is exercisable during any calendar year with respect to shares having, as of the grant date, a fair market value exceeding $100,000, such excess will be treated as a non-qualified stock option.

             - If an optionee holds stock through exercise of an incentive stock option for more than two years from the date on which the option is granted and more than one year from the date on which the shares are transferred to the optionee upon exercise of the option, any gain or loss on a disposition of such stock will be long-term capital gain or loss. Generally, if the optionee disposes of the stock before the expiration of either of these holding periods (a "disqualifying disposition"), at the time of disposition of the option, the optionee will realize taxable ordinary income equal to the lesser of (i) the excess of the fair market value on the date of exercise over the exercise price, or (ii) the optionee's actual gain, if any, on the purchase and sale. The optionee's additional gain or any loss upon the disqualifying disposition will be a capital gain or loss which will be long-term or short-term, depending on whether the stock was held more than one year.

             - Upon exercise of an incentive stock option, the excess of the stock's fair market value on the date of exercise over the option exercise price will constitute an adjustment in calculating the optionee's alternative minimum tax, if any.

             - To the extent the optionee recognizes ordinary income by reason of a disqualifying disposition, the Company will be entitled to a corresponding compensation expense deduction in the tax year in which the disposition occurs.

         NON-QUALIFIED STOCK OPTIONS. At the time any non-qualified option is granted, the optionee will not recognize any taxable income and the Company will not be entitled to any deduction. When an optionee exercises a non-qualified option, the optionee will generally recognize ordinary income in an amount equal to the excess of the fair market value of the Common Stock received on the date of exercise over the option exercise price. The Company will be entitled to a deduction in an amount equal to the income recognized by the optionee. The basis of the Common Stock received upon the exercise of a non-qualified option will be the exercise price paid plus the amount recognized by the optionee as taxable income attributable to such shares as a result of the exercise.

         When an optionee sells stock acquired by the exercise of a non-qualified option, the difference between the amount received and the adjusted tax basis of the stock will be capital gain or loss if such shares constitute a capital asset in the hands of the optionee. The compensation deduction by the Company upon exercise of non-qualified options by the CEO or any of the other four most highly compensated executive officers may be limited by Section 162(m) of the Code, which limits the deductibility of compensation in any one year to $1,000,000 unless the excess compensation is "performance-based."

                                NEW PLAN BENEFITS

         It is not determinable what options will be received by Participants under the SOP in fiscal 2001. However, the following table provides information concerning options awarded to employees and directors in fiscal 2000 under the Company's 1991 Incentive Stock Option Plan and 1993 Director Stock Option Plan.

                                                                           NUMBER OF
       NAME                                                                OPTIONS(1)
       ----                                                                ----------

       Brian E. Dearing                                                       25,000

       John C. Bray                                                           15,000

       Michael E. McGurk                                                       7,500

       Frederic G. Tillman                                                    30,000

       Gordon J. Bridge                                                       10,441

       Francis Brzezinski                                                      8,941

       George Dalton                                                           8,190

       Ted C. Feierstein                                                      11,688

       Richard W. Weening                                                      2,251

       All current executive officers as a group                              77,500

       All current directors who are not executive officers as a group        41,511

       All employees who are not executive officers as a group               100,250

----------------------
(1) Additional information concerning the terms and conditions of the options is set forth above under the heading "Options/SAR Grants in Last Fiscal Year."

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE STOCK OPTION PLAN. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED FOR APPROVAL OF THE STOCK OPTION PLAN UNLESS SHAREHOLDERS SPECIFY TO THE CONTRARY IN THEIR PROXIES.


                             PROPOSAL TO APPROVE THE
                        2000 EMPLOYEE STOCK PURCHASE PLAN

         The Company's 2000 Employee Stock Purchase Plan (the "ESPP") is intended to provide an employment incentive to the employees of the Company. The Board of Directors has approved 75,000 shares under the ESPP and is submitting the ESPP for shareholder approval, in order, among other reasons, to qualify the ESPP for treatment as a Section 423 stock purchase plan under the Code.

DESCRIPTION OF EMPLOYEE STOCK PURCHASE PLAN

         The ESPP is administered by the Stock Option Committee of the Board of Directors. In general, all employees (except officers) of the Company are eligible to participate in the ESPP, provided they meet a minimum period of continuous service. As of the date hereof, the Company has approximately 140 employees eligible to participate in the ESPP. Under the ESPP, eligible employees may purchase shares annually by payroll deduction, subject to certain aggregate limitations set forth in the ESPP, at a purchase price equal to the lower of either 85% of the fair market value of the Company's shares on the offering commencement date or 85% of the fair market value of the Company's shares one year from such date.

         The Board of Directors of the Company may, from time to time, amend the ESPP in any respect. However, no amendment may be made without the approval of the Company's shareholders if shareholder approval is required for such amendment under applicable tax, securities or other law.

FEDERAL INCOME TAX CONSEQUENCES

         Participating employees will not be deemed to have recognized taxable income upon the purchase of shares and the Company will not be entitled to any deduction with respect to the shares issued, unless a participating employee makes a disqualifying disposition.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE 2000 EMPLOYEE STOCK PURCHASE PLAN. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED FOR APPROVAL OF THE PLAN UNLESS SHAREHOLDERS SPECIFY TO THE CONTRARY IN THEIR PROXIES.

                      RATIFICATION OF INDEPENDENT AUDITORS

         The Board of Directors, upon recommendation of its Audit Committee, has appointed Ernst & Young LLP to audit the books and accounts of the Company and its subsidiaries for the fiscal year ending July 31, 2001 and is seeking the ratification of this appointment by the shareholders. It is intended that the shares represented by the proxy will be voted (unless the proxy indicates to the contrary) for ratification of the appointment.

         A representative of Ernst & Young LLP is expected to be present at the meeting with the opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to appropriate questions.

                                  OTHER MATTERS

OTHER PROPOSED ACTION

         The Board of Directors of the Company knows of no other matters which may come before the meeting. However, if any matters other than those referred to above should properly come before the meeting, the persons named in the enclosed proxy will vote such proxy in accordance with their discretion.

SHAREHOLDER PROPOSALS

         All proposals of shareholders intended to be presented at the Company's 2001 Annual Meeting must be received by the Company at its executive offices on or before September 15, 2001, in order to be presented at the meeting (and must otherwise be in accordance with the requirements of the Bylaws of the Company) and must be received by July 16, 2001 to be considered for inclusion in the proxy statement for that meeting.

COSTS OF SOLICITATION

         The expenses of printing and mailing proxy materials, including reasonable expenses involved in forwarding materials to beneficial owners of Common Stock, will be borne by the Company. No solicitation other than by mail is contemplated, except that officers or employees of the Company may solicit the return of proxies from certain shareholders by telephone, facsimile or personal solicitation.

         SHAREHOLDERS MAY OBTAIN A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AT NO COST BY WRITING TO THE INVESTOR RELATIONS DEPARTMENT, ARI NETWORK SERVICES, INC., 330 E. KILBOURN AVENUE, MILWAUKEE, WI 53202.

                                       BY ORDER OF THE BOARD OF DIRECTORS



                                       Brian E. Dearing, Acting Secretary
                                       November 13, 2000

                                    EXHIBIT A

                           ARI NETWORK SERVICES, INC.
                             2000 STOCK OPTION PLAN

         1. Objectives. The ARI Network Services, Inc. 2000 Stock Option Plan is designed to attract and retain certain selected officers, key employees, non-employee directors and consultants whose skills and talents are important to the Company's operations, and reward them for making major contributions to the success of the Company. These objectives are accomplished by making awards under the Plan, thereby providing Participants with a proprietary interest in the growth and performance of the Company.

         2.  Definitions.

                  (a) "Award" shall mean the grant of any Stock Option to a Plan Participant pursuant to such terms, conditions and limitations as the Board or Committee may establish in order to fulfill the objectives of the Plan.

                  (b) "Award Agreement" shall mean the agreement that sets forth the terms, conditions and limitations applicable to an Award.

                  (c) "Board" shall mean the Board of Directors of ARI Network Services, Inc.

                  (d) "Cause" shall mean (i) the willful and continued failure by the Employee to substantially perform the Employee's duties with the Company (other than any such failure resulting from the Employee's incapacity due to physical or mental illness) for a period of at least ten days after a written demand for substantial performance is delivered to the Employee which specifically identifies the manner in which the Employee has not substantially performed his duties, or (ii) the willful engaging by the Employee in misconduct which is demonstrably and materially injurious to the Company, monetarily or otherwise. For purposes of this Plan, no act or failure to act on the Employee's part shall be considered "willful" unless done or omitted to be done by the Employee not in good faith and without reasonable belief that such action or omission was in the best interest of the Company. Notwithstanding the foregoing, the Employee shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to the Employee a copy of a resolution, duly adopted by the affirmative vote of not less than a majority of the Board of the Company at a meeting of the Board called and held for such purposes (after reasonable notice to the Employee and an opportunity for the Employee, together with the Employee's counsel, to be heard before the Board), stating that in the good faith opinion of the Board the Employee was guilty of conduct constituting Cause as set forth above and specifying the particulars thereof in detail.

                  (e) "Change of Control" shall mean the first to occur of the following:

                           (i) the acquisition by an individual, entity or
                  group, acting individually or in concert (a "Person") of beneficial ownership of more than 50% of the then outstanding shares of common stock of the Company (the "Outstanding Common Stock"); provided, however, that for purposes of this Subsection 2(e)(i), the following acquisitions shall not constitute a Change of Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of Subsection 2(e)(ii) below; or

                           (ii) consummation of a reorganization, merger or
                  consolidation, share exchange, or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, immediately following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Common Stock immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Common Stock, (B) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, more than 50% of, respectively, the then outstanding common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the Board of the corporation resulting from such Business Combination were members of the Board of the Company at the time of the execution of the initial agreement providing for such Business Combination; or

                           (iii) approval by the  shareholders of the Company of
                  a complete liquidation or dissolution of the Company.

                  (f) "Common Stock" or "stock" shall mean the $.001 par value common stock of ARI Network Services, Inc.

                  (g) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

                  (h) "Committee" shall mean the Stock Option Committee of the Board of the Company.

                  (i)  "Company" shall mean ARI Network Services, Inc.

                  (j) "Fair Market Value" shall mean the closing sale price of Common Stock on the Nasdaq National Market as reported in the Midwest Edition of The Wall Street Journal for the date of grant provided that, if no sales of Common Stock were made on such exchange on that date, "Fair Market Value" shall mean the closing sale price of Common Stock as reported for the most recent preceding day on which sales of Common Stock were made on such exchange, or, failing any such sales, such other price as the Committee may determine in conformity with pertinent law and regulations of the Treasury Department. Notwithstanding the foregoing, in the case of Awards which are effective on the date the Company sells shares of Common Stock in an underwritten public offering, Fair Market Value shall mean the price per share at which the Common Stock is initially sold to the public pursuant to the offering.

                  (k) "Participant" shall mean a current or prospective employee, non-employee director, consultant or other person who provides services to the Company to whom an Award has been made under the Plan.

                  (l) "Plan" shall mean this ARI Network Services, Inc. 2000 Stock Option Plan.

                  (m) "Stock Option" shall mean a grant of a right to purchase a specified number of shares of Common Stock the purchase price of which shall be not less than 100% of Fair Market Value on the date of grant, as determined by the Committee. A Stock Option may be in the form of a nonqualified stock option for all Participants or an incentive stock option ("ISO") for Participants who are qualifying employees. An ISO, in addition to being subject to applicable terms, conditions and limitations established by the Committee, complies with Section 422 of the Code which, among other limitations, provides that the aggregate Fair Market Value (determined at the time the option is granted) of Common Stock for which ISOs are exercisable for the first time by a Participant during any calendar year shall not exceed $100,000; that ISOs shall be priced at not less than 100% of the Fair Market Value on the date of the grant (110% in the case of a Participant who is a 10% shareholder of the Company within the meaning of Section 422 of the
         Code); and that ISOs shall be exercisable for a period of not more than ten years (five years in the case of a Participant who is a 10% shareholder of the Company).

         3. Eligibility. Current and prospective employees, non-employee directors, consultants or other persons who provide services to the Company eligible for an Award under the Plan are those who hold, or will hold, positions of responsibility and whose performance, in the judgment of the Committee or the management of the Company (if such responsibility is delegated pursuant to Section 6 hereof), can have a significant effect on the success of the Company. However, incentive stock options within the meaning of Section 422 of the Code may only be issued to employees of the Company and its subsidiary corporations within the meaning of Section 424(f) of the Code.

         4. Common Stock Available for Awards. Subject to adjustment as provided in Section 13 hereof, the number of shares that may be issued under the Plan for Awards during the term of the Plan is 450,000 shares of Common Stock, all of which may be in the form of incentive stock options within the meaning of
Section 422 of the Code. Any shares subject to an Award which are used in settlement of tax withholding obligations shall be deemed not to have been issued for purposes of determining the maximum number of shares available for issuance under the Plan. Likewise, if any Stock Option is exercised by tendering shares, either directly or by attestation, to the Company as full or partial payment for such exercise under this Plan, only the number of shares issued net of the shares tendered shall be deemed issued for purposes of determining the maximum number of shares available for issuance under the Plan. Subject to adjustment as provided in Section 13 hereof, no individual shall be eligible to receive Awards aggregating more than 100,000 shares of Common Stock reserved under the Plan in any one calendar year. The Company shall take whatever actions are necessary to file required documents with the U.S. Securities and Exchange Commission and any other appropriate governmental authorities and stock exchanges to make shares of Common Stock available for issuance pursuant to Awards.

         5. Administration. The Plan shall be administered by the Committee, which shall have full and exclusive power to interpret the Plan, to determine which persons are Participants, to grant waivers of Award restrictions, and to adopt such rules, regulations and guidelines for carrying out the Plan as it may deem necessary or proper. All decisions of the Committee shall be final, conclusive and binding on all persons, including the Company, Participants, and their estates and beneficiaries.

         6. Delegation of Authority. Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may delegate to the chief executive officer and to other senior officers of the Company its duties under the Plan pursuant to such conditions or limitations as the Committee may establish. Any such delegation may be revoked by the Committee at any time.

         7. Awards. The Committee shall set forth in the related Award Agreement the terms, conditions, performance requirements, and limitations applicable to each Award including, but not limited to, continuous service with the Company, forfeiture of Awards and proceeds from Awards in the event the Participant competes with the Company or violates any confidentiality or nonsolicitation obligations owed to the Company, conditions under which acceleration of vesting will occur, and achievement of specific business objectives. In all events, all Awards will become fully vested and immediately exercisable if the Participant is in the service of the Company upon the occurrence of a Change of Control.

         8. Stock Option Exercise. The price at which shares of Common Stock may be purchased under a Stock Option shall be paid in full at the time of the exercise in cash or, if permitted by the Committee, by means of tendering shares of Common Stock either directly or by attestation, which have been held by the Participant for more than six months and have not been used within the prior six-month period to exercise an option, valued at Fair Market Value on the date of exercise, or any combination thereof.

         9. Tax Withholding. The Company shall have the right to deduct applicable taxes from any Award payment and withhold, at the time of delivery or vesting of shares under the Plan, an appropriate number of shares for payment of taxes (but only the minimum amount required by law) or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes. The Company may defer making delivery with respect to Common Stock obtained pursuant to an Award hereunder until arrangements satisfactory to it have been made with respect to any such withholding obligation. If Common Stock is used to satisfy tax withholding, such stock shall be valued based on the Fair Market Value when the tax withholding is required to be made.

         10. Amendment or Termination of the Plan. The Board may, at any time, amend or terminate the Plan; provided, however, that

                  (a) subject to Section 13 hereof, no amendment or termination may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely affect the rights of any Participant or beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board; and

                  (b) without further approval of the shareholders of the Company, no amendment shall increase the number of shares of Common Stock which may be issued pursuant to Awards hereunder, except for increases resulting from Section 13 hereof.

         11. Termination of Service. If the service-providing relationship of a Participant terminates, or a non-employee director no longer serves on the Board, other than pursuant to paragraphs (a) through (c) of this Section 11, all Awards shall immediately terminate, unless the Award Agreement provides otherwise. If the status of a Participant's relationship with the Company changes, e.g., from a consultant to an employee or vice versa, it will not be a termination of the service-providing relationship. Notwithstanding the foregoing, if a Participant's service is terminated for Cause, to the extent the Award is not effectively exercised or has not vested prior to such termination, it shall lapse or be forfeited to the Company immediately upon termination. In all events, an Award will not be exercisable after the end of its term as set forth in the Award Agreement.

                  (a) Retirement. When a Participant's employment or service terminates as a result of retirement, or early retirement with the consent of the Committee, the Committee (in the form of an Award Agreement or otherwise) may permit Awards to continue in effect beyond the date of retirement, or early retirement, and the exercisability and vesting of any Award may be accelerated.

                  (b) Resignation in the Best Interests of the Company. When a Participant resigns from the Company or the Board and, in the judgment of the chief executive officer or other senior officer designated by the Committee, the acceleration and/or continuation of outstanding Awards would be in the best interests of the Company, the Committee may authorize, where appropriate taking into account any regulatory or accounting implications of such action, the acceleration and/or continuation of all or any part of Awards granted prior to such termination.

                  (c)  Death or Disability of a Participant.

                           (i) In the event of a Participant's death, the
                  Participant's estate or beneficiaries shall have a period specified in the Award Agreement within which to receive or exercise any outstanding Award held by the Participant under such terms, and to the extent, as may be specified in the applicable Award Agreement. Rights to any such outstanding Awards shall pass by will or the laws of descent and distribution in the following order: (a) to beneficiaries so designated by the Participant; if none, then (b) to a legal representative of the Participant; if none, then (c) to the persons entitled thereto as determined by a court of competent jurisdiction. Subject to subparagraph (iii) below, Awards so passing shall be exercised or paid out at such times and in such manner as if the Participant were living.

                           (ii) In the event a Participant is deemed by the
                  Company to be disabled within the meaning of the Company's long-term disability plan, or, if the Company does not have such a plan, Section 22(e)(3) of the Code, the Award shall be exercisable for the period, and to the extent, specified in the Award Agreement. Awards and rights to any such Awards may be paid to or exercised by the Participant, if legally competent, or a legally designated guardian or representative if the Participant is legally incompetent by virtue of such disability.

                           (iii) After the death or disability of a Participant,
                  the Committee may in its sole discretion at any time (1) terminate restrictions in Award Agreements; and (2) accelerate any or all installments and rights.

                           (iv) In the event of uncertainty as to interpretation
                  of or controversies concerning this paragraph (c) of Section 11, the Committee's determinations shall be binding and conclusive.

                  (d) No Service Rights. The Plan shall not confer upon any Participant any right with respect to continuation of employment by, or service with, the Company or service on the Board, nor shall it interfere in any way with the right of the Company to terminate any Participant's employment or service with the Company or on the Board at any time.

         12. Nonassignability. Except as provided in subsection (c) of Section 11 and this Section 12, no Award under the Plan shall be assignable or transferable, or payable to or exercisable by anyone other than the Participant to whom it was granted. Notwithstanding the foregoing, the Committee (in the form of an Award Agreement or otherwise) may permit Awards, other than incentive stock options within the meaning of Section 422 of the Code, to be transferred to members of the Participant's immediate family, to trusts for the benefit of the Participant and/or such immediate family members, and to partnerships or other entities in which the Participant and/or such immediate family members own all the equity interests. For purposes of the preceding sentence, "immediate family" shall mean a Participant's spouse, issue and spouses of his issue.

         13. Adjustments. In the event of any change in the outstanding Common Stock of the Company by reason of a stock split, stock dividend, combination or reclassification of shares, recapitalization, merger, spin-off, or similar event, the Committee shall equitably adjust (a) the number of shares of Common Stock (i) reserved under the Plan, (ii) available for ISOs, (iii) for which Awards may be granted to an individual Participant, and (iv) covered by outstanding Awards denominated in stock, (b) the stock prices related to outstanding Awards; and (c) the appropriate Fair Market Value and other price determinations for such Awards. In the event of any other change affecting the Common Stock or any distribution (other than normal cash dividends) to holders of Common Stock, such adjustments as may be deemed equitable by the Committee, including adjustments to avoid fractional shares, shall be made to give proper effect to such event. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Committee shall be authorized to issue or assume Stock Options, whether or not in a transaction to which Section 424(a) of the Code applies, by means of substitution of new Stock Options for previously issued Stock Options or an assumption of previously issued Stock Options.

         14. Notice. Any notice to the Company required by any of the provisions of the Plan shall be addressed to the director of human resources or to the chief executive officer of the Company in writing, and shall become effective when it is received by the office of either of them.

         15. Governing Law. The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Wisconsin without giving effect to its conflicts of law provisions.

         16. Effective and Termination Dates. The effective date of the Plan is December 14, 2000. The Plan shall terminate on December 13, 2010, subject to earlier termination by the Board pursuant to Section 10, after which no Awards may be made under the Plan, but any such termination shall not affect Awards then outstanding or the authority of the Committee to continue to administer the Plan.

         17. Other Benefit and Compensation Programs. Payments and other benefits received by a Participant pursuant to an Award shall not be deemed a part of such Participant's regular, recurring compensation for purposes of the termination or severance plans of the Company and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract or similar arrangement, unless the Committee expressly determines otherwise.

                                    EXHIBIT B

                           ARI NETWORK SERVICES, INC.

                        2000 EMPLOYEE STOCK PURCHASE PLAN

         1. Purpose. The purpose of the Plan is to provide eligible employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Code. The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

         2.  Definitions.

         (a)      "Board" shall mean the Board of Directors of the Company.

         (b) "Change of Control" shall mean the first to occur of the following:

                  (i) the acquisition by an individual, entity or group, acting individually or in concert (a "Person") of beneficial ownership of more than 50% of the then outstanding shares of common stock of the Company (the "Outstanding Common Stock"); provided, however, that for purposes of this Subsection 2(e)(i), the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of Subsection 2(e)(ii) below; or

                  (ii) consummation of a reorganization, merger or consolidation, share exchange, or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, immediately following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Common Stock immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Common Stock, (B) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, more than 50% of, respectively, the then outstanding common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the Board of the corporation resulting from such Business Combination were members of the Board of the Company at the time of the execution of the initial agreement providing for such Business Combination; or

                  (iii) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

         (c) "Code" shall mean the Internal Revenue Code of 1986, as amended.

         (d) "Committee" shall mean the Compensation Committee of the Board or such other persons or committee as the Board shall designate to administer the Plan.

         (e) "Common Stock" shall mean the $.001 par value common stock of the Company.

         (f) "Company" shall mean ARI Network Services, Inc., a Wisconsin corporation.

         (g) "Designated Subsidiary" shall mean a corporation of which not less than 50% of the voting power is held by the Company, directly or indirectly, whether such corporation now exists or is hereafter organized or acquired by the Company, directly or indirectly, other than an otherwise eligible corporation which has been designated by the Board or Committee from time to time as not eligible to participate in the Plan.

         (h) "Employee" shall mean any regular full time or part-time employee of the Company or a Designated Subsidiary customarily employed to work at least (a) 20 hours per week or (b) five months in any calendar year.

         (i) "Employer Corporation" shall mean the corporation which employs the Employee.

         (j)      "Enrollment Date" shall mean the first day of each Offering
                  Period.

         (k) "Enrollment Period" shall mean the period specified by the Committee during which eligible Employees may elect to participate in the Plan for the upcoming Offering Period.

         (l)      "Exercise Date" shall mean the last day of each Offering
                  Period.

         (m) "Fair Market Value" shall mean, as of any date, the value of Common Stock determined as follows:

                  (1) If the Common Stock is listed on the Nasdaq National Market (the "Nasdaq"), its Fair Market Value shall be the closing sales price for such stock as quoted on the Nasdaq for the date of such determination (or if no sale of Common Stock of the Company is made on the Nasdaq on any such date, then the closing price of the Common Stock of the Company on the next preceding day on which a sale was made on said Nasdaq), as reported in the Midwest Edition of The Wall Street Journal or such other source as the Board deems reliable; or

                  (2) If the Common Stock is not so listed, the Fair Market Value thereof shall be determined in good faith by the Committee.

         (n) "Offering Period" shall mean a period of approximately twelve (12) months at the end of which an option granted pursuant to the Plan may be exercised, commencing on January 1 and ending on December 31. The duration of Offering Periods may be changed pursuant to Section 4 of this Plan.

         (o) "Parent Corporation" shall have the same meaning as contained in Section 424(e) of the Code.

         (p) "Plan" shall mean this ARI Network Services, Inc. 2000 Employee Stock Purchase Plan.

         (q) "Purchase Price" shall mean an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower.

         (r) "Subsidiary Corporation" shall have the same meaning as contained in Section 424(f) of the Code.

         3.       Eligibility.

         (a) Any person who is an Employee, other than executive officers, will be eligible to participate in the Plan provided he or she has a minimum period of continuous service with the Company of six (6) months as of the first day of an Offering Period.

         (b) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) to the extent that, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Employer Corporation or of its Parent Corporation or Subsidiary Corporation or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans of the Employer Corporation and its Parent Corporation(s) and Subsidiary Corporation(s) accrues at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time. These limitations are in addition to any other limitations set forth herein, including any limits that the Committee establishes in accordance with Section 6(a).

         4. Offering Periods. The Plan shall be implemented by consecutive Offering Periods with a new Offering Period commencing on the first business day on or after January 1 each year, or on such other date as the Committee shall determine. The Committee shall have the power to change the duration of Offering Periods (including the commencement dates thereof) without shareholder approval.

         5.   Participation.

        (a) An eligible Employee may become a participant in the Plan by completing a subscription agreement authorizing payroll deductions in the form approved by the Committee and filing it with the Company's payroll department during the applicable Enrollment Period. A participant must file a new subscription agreement for each Offering Period.

        (b) Payroll deductions for a participant shall begin on the first payroll date following the Enrollment Date and shall end on the last payroll date in the Offering Period to which such authorization is applicable, unless sooner discontinued or terminated by the participant as provided in Section 6(c) or Section 10 hereof.

        6.    Payroll Deductions.

        (a) At the time a participant files his or her subscription agreement, he or she shall elect to have payroll deductions made on each pay day during the Offering Period in an amount set forth in the subscription agreement, stated in terms of whole dollars not less than $5 for each pay period or in whole number percentages, up to a maximum of 10% of the compensation to be received during the Offering Period (or during such portion thereof in which an Employee may elect to participate). Notwithstanding the foregoing, the Committee annually may determine, in its sole discretion, to establish any maximum dollar amount or percentage of compensation that an eligible Employee is entitled to authorize for payroll deductions during a calendar year, which limitations shall apply to all eligible Employees. Any such limit established by the Committee shall fall within the parameters of Section 423 of the Code.

        (b) All payroll deductions made for a participant shall be credited to his or her account under the Plan. A participant may not make any additional payments into such account.

        (c)       A participant may withdraw from the Plan as provided in
Section 10 hereof. Alternatively, a participant may elect to discontinue making additional payroll deductions during the Offering Period by completing and filing with the Company's payroll department a written notice in such form approved by the Committee. The election shall be effective no later than the first payroll date following ten (10) business days after the Company's receipt of the notice. If a participant elects to discontinue making additional payroll deductions, all payroll deductions previously credited to his or her account will purchase Common Stock at the end of the Offering Period subject to the other terms of the Plan. A participant may increase or decrease his or her payroll deduction rate by filing a new subscription agreement at least ten (10) business days before the beginning of the pay period during which such increase or decrease is to take effect. A participant's payroll deduction rate may be increased only once and reduced only once during any Offering Period.

        (d) At the time the option is exercised, in whole or in part, or at the time some or all of the Company's Common Stock issued under the Plan is disposed of, the participant must make adequate provision for the Company's federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock and the Company is authorized to take any action reasonably necessary to enforce the withholding requirements including without limitation withholding the appropriate amount from the proceeds of any stock sale by the participant. At any time, the Company may, but shall not be obligated to, withhold from the participant's compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Employee.

        7. Grant of Option. On the Enrollment Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on the Exercise Date of such Offering Period (at the applicable Purchase Price) a number of shares of the Company's Common Stock determined by dividing such Employee's payroll deductions accumulated on or prior to such Exercise Date and retained in the Participant's account as of the Exercise Date by the applicable Purchase Price, but in no event more than 5,000 shares (subject to adjustment as provided in Section 18 hereof), provided that such purchase shall be subject to the limitations set forth in Sections 3(b), 6(a) and 13 hereof. Exercise of the option shall occur as provided in Section 8 hereof, unless the participant has withdrawn pursuant to Section 10 hereof. The Option shall expire immediately following the Exercise Date.

        8. Exercise of Option. Unless a participant withdraws from the Plan as provided in Section 10 hereof, his or her option for the purchase of shares shall be exercised automatically on the Exercise Date, and the maximum number of whole shares subject to option shall be purchased for such participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account, but in no event more than 5,000 shares (subject to adjustment as provided in Section 18 hereof). A participant in the Plan will be issued a stock certificate as of the Exercise Date, and the balance of any payroll deductions credited to a participant's account during the Offering Period shall be delivered to the participant. During a participant's lifetime, a participant's option to purchase shares hereunder is exercisable only by him or her.

        9. Registration of Certificates. Certificates will be registered only in the name of the participant. If a participant submits a written request to the Committee, the Committee may cause the certificates to be issued in the participant's name jointly with a member of his or her family with right of survivorship.

        10.   Withdrawal.

        (a) A participant may withdraw all but not less than all the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by giving written notice to the Company in such form approved by the Committee. All of the participant's payroll deductions credited to his or her account shall be paid to such participant after receipt of notice of withdrawal as soon as administratively practicable and such participant's option for the Offering Period shall be automatically terminated. Payroll deductions for the purchase of shares during the Offering Period shall cease as soon as administratively practicable. If a participant withdraws from an Offering Period, payroll deductions shall not resume at the beginning of the succeeding Offering Period unless the participant delivers to the Company a new subscription agreement.

        (b) A participant's withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the participant withdraws.

        11. Termination of Employment. Upon a participant's ceasing to be an Employee of the Company for any reason (including without limitation upon death, disability or retirement), he or she shall be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such participant's account during the Offering Period but not yet used to exercise the option shall be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto under Section 15 hereof, and such participant's option shall be automatically terminated.

        12. Interest. No interest shall accrue on the payroll deductions of a participant in the Plan.

        13.   Stock.


        (a) Subject to adjustment upon changes in capitalization of the Company as provided in Section 18 hereof, the maximum number of shares of the Company's Common Stock which shall be made available for sale under the Plan shall be 75,000 shares. If, on a given Exercise Date, the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the Plan, the Committee shall make a pro rata allocation of the shares remaining available for purchase among the participants in such manner as it may determine in its sole discretion.

        (b) The participant shall have no interest or voting right in shares covered by his option until such option has been exercised.

        14. Administration. The Plan shall be administered by the Committee. The Committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Committee shall, to the full extent permitted by law, be final and binding upon all parties.

        15.   Designation of Beneficiary.

        (a) A participant may designate, on the subscription agreement filed with the Committee, a beneficiary who is to receive any shares and cash, if any, from the participant's account under the Plan in the event of such participant's death subsequent to an Exercise Date but prior to delivery of such shares and cash to the participant. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under the Plan in the event of such participant's death prior to exercise of the option.

        (b) Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such shares and/or cash to the estate of the participant.

        16. Transferability. Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 15 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with
              Section 10 hereof.

        17. Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

        18.   Adjustments Upon Changes in Capitalization, Merger or Asset Sale.

        (a) Changes in Capitalization. Subject to any required action by the shareholders of the Company, the shares reserved for issuance under the Plan, as well as the price per share and the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company. Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive.

        (b) Change of Control. In the event of a Change of Control, the Offering Period then in progress shall be shortened by the Committee's setting a new Exercise Date (the "New Exercise Date"). The New Exercise Date shall be before the date of the Change of Control. The participant's option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10 hereof. Immediately following such New Exercise Date, the Plan shall terminate.

        19.   Amendment or Termination.

        (a) The Board may at any time, or from time to time, amend this Plan in any respect; provided, however, that no amendment shall be made without the approval of the shareholders of the Company to increase the aggregate number of shares which may be issued under this Plan (other than as provided in Paragraph 13(a) or 18(a) hereof) or for which shareholder approval is required under applicable tax, securities or other laws.

        (b) This Plan and all rights of Employees under any offering hereunder may terminate at any time, at the discretion of the Board or Committee. Upon any termination of this Plan, all amounts in the accounts of participating Employees shall be either (i) promptly refunded in total or (ii) refunded to the extent not used to purchase Common Stock, in the sole discretion of the Board or Committee. Such amendments shall be made without the approval of the shareholders of the Company or the consent of any participating Employees.

        20. Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

        21. Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

        22. Term of Plan. The Plan shall become effective upon its adoption by the Board, but shall be subject to its approval by the shareholders of the Company. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 19 hereof.

        23. Indemnification of Committee. In addition to such other rights of indemnification as they may have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against the reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding, that such Committee member is liable for gross negligence or willful misconduct in the performance of his duties; provided that within 60 days after the institution of any such action, suit or proceeding, a Committee member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

                                    EXHIBIT C

                           ARI NETWORK SERVICES, INC.
                             AUDIT COMMITTEE CHARTER

I.  PURPOSE
         The Audit Committee of ARI Network Services, Inc. (the "Company") shall assist the Board of Directors in fulfilling its responsibility to the shareholders, to the investment community and to governmental agencies relating to corporate accounting, financial reporting practices, and the quality and integrity of the financial reports of the Company.

II.  COMMITTEE COMPOSITION

         The Committee shall be comprised of at least three members, comprised solely of "independent" directors who are "financially literate" or become "financially literate" within a reasonable period of time after his or her appointment to the Committee. Committee members may enhance their familiarity with finance and accounting by participating in educational programs.

         A director is "independent" and "financially literate" if he or she meets the requirements set forth in the rules of the Nasdaq Stock Market. The current requirements for independence and financial literacy are attached hereto as Appendix A, which may be supplemented from time to time as such requirements are modified. One director who is not independent and who is not a current employee or an immediate family member of a current executive officer may serve on the Committee, provided that the Board determines that such director's membership on the Committee is required by the best interests of the Company and its shareholders.

         At least one member of the Committee shall have accounting or related financial management experience in accordance with NASD requirements.

         The members of the Committee shall be elected by the Board to hold such office until their successors shall be duly elected and qualified. Unless a Chair is elected by the Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III.  MEETINGS AND REPORTS

         The Committee shall meet as frequently as the Committee deems necessary, but the Committee shall meet at least annually. Special Meetings of the Committee may be called at any time by any member thereof on not less than three days' notice. In order to foster open communication, the Committee should meet at least annually with management, the director of the internal auditing function, and the independent auditors in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. The Committee shall report periodically to the Board of Directors regarding the Committee's activities, findings and recommendations. The Committee shall also meet with the independent auditors to review the arrangements (including proposed fees) and scope of the annual audit.

         The Committee may conduct its business and affairs at any time or location it deems appropriate. Attendance and participation in a meeting may take place by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Any action to be taken at any meeting of the Committee may be taken without a meeting, if all members of the Committee consent thereto in writing and such writing or writings are filed with the minutes of the Committee. All decisions of the Committee shall be determined by the affirmative vote of a majority of the members thereof, and a report of any actions taken by the Committee shall be delivered at the next meeting of the Board of Directors.


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


IV.  RESPONSIBILITIES AND POWERS

         The Committee shall be responsible for the following:

-    Review and assess the adequacy of this Charter on at least an annual basis.

- Review and assess on an annual basis whether the Committee has satisfied its responsibilities during the prior year in compliance with this Charter.

- Recommend to the Board of Directors the independent public accountants to audit the books and records of the Company and to review the fees charged for such audits. Monitor and evaluate the performance, independence and qualifications of the independent public accountants. Approve any proposed discharge of the independent public accountants when circumstances warrant (or nominate the independent public accountants to be proposed for shareholder approval in any proxy statement of the Company). Review the scope, costs and results of the independent audit of the Company's books and records through conferences and direct, private communications with the independent public accountants.

- Review and discuss with the independent public accountants the independent public accountants' ultimate accountability to the Board of Directors and the Audit Committee.

- Ensure the independence of the Company's independent public accountants. The Committee shall obtain a formal written statement listing all relationships between the independent public accountants and the Company from the independent public accountants on an annual basis. Review and discuss with the independent public accountants any disclosed relationships or services that may impact the objectivity and independence of the independent public accountants and recommend that the Board of Directors take appropriate action to ensure the independent public accountants' independence.

- Review the programs that the Company has instituted to correct any deficiencies noted by the independent public accountants in their annual review.

- Review and approve significant nonaudit services, such as management consulting services, proposed by the independent public accountants or other professionals retained by the Company.

- Review with management and the independent public accountants the objectives and scope of the internal audit process; monitor with management the competency and quality of the internal auditors; and review periodically the internal audit program.

- Review with management and the independent public accountants the independent public accountants' judgments about the quality of the Company's accounting principles as applied in the Company's financial reporting, including the clarity of the Company's financial disclosures, the degree of aggressiveness or conservatism of the Company's accounting principles and underlying estimates and other significant decisions made by management in preparing the Company's financial disclosures.

- Review audit reports received from the independent public accountants and internal auditors and take such action in respect of such reports as the Committee deems appropriate to ensure the integrity of financial information and the compliance with all applicable laws, regulations and Company policies.

- Review with management the programs established to provide for compliance with applicable laws and regulations, including, without limitation, the Foreign Corrupt Practices Act, and to review lawsuits and claims against the Company which pose significant risk of loss.

- Review and discuss with management and discuss with the independent public accountants the Company's audited financial statements to be included in the Company's Annual Report on Form 10-K and all major accounting and disclosure policies involved in the preparation of such report. Make a recommendation to the Board of Directors regarding inclusion of the audited financial statements in the Company's Form 10-K.

- When required under the SEC's rules, provide an Audit Committee Report to be included in the Company's annual proxy statement, which states whether the Committee has: (a) reviewed and discussed with management the Company's audited financial statements; (b) discussed with the independent public accountants the matters required to be discussed by SAS 61; (c) received the written disclosures and the letter from the independent public accountants required by ISB Standard No. 1 and discussed with the independent public accountants the independent public accountants' independence; and (d) based on the review and discussion of the audited financial statements with management and discussions with the independent public accountants, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Form 10-K for the last fiscal year for filing with the SEC.

- Periodically review with management and the independent public accountants the Company's unaudited financial statements included in the Company's Quarterly Reports on Form 10-Q and all major accounting and disclosure policies involved in the preparation of such reports.

- Review with management any changes in accounting principles significantly affecting the Company, as well as any significant unusual nonoperating or nonrecurring items and the general quality of earnings reported by the Company.

- Review any significant disagreements between management and the independent public accountants or the internal auditors in connection with the preparation of the Company's financial statements.

- Review any material transaction to which the Company is a party involving a conflict of interest with a director, executive officer or other affiliate of the Company.

- Establish, review and update periodically an Ethical Code of Conduct and ensure that management has established a system to enforce this Code.

- Direct and supervise an investigation into any matter the Committee deems necessary and appropriate, including the authority to retain outside counsel or other professional services.

-    Review the Company's protection of assets programs including insurance.

- Take action in connection with such other powers and responsibilities as the Board of Directors may, from time to time, determine.

                                                                      Appendix A

                                NASD DEFINITIONS


NASD Definition of "Independent" Directors

         The following directors would not be considered independent:

(a) a director who is currently an employee of the Company or any of its affiliates or who was an employee of the Company or any of its affiliates during the past three years;

(b) a director who accepted any compensation from the Company or any of its affiliates in excess of $60,000 during the previous fiscal year, other than compensation for Board service, benefits under a tax-qualified retirement plan or non-discretionary compensation;

(c) a director who is an immediate family member of an individual who is or has been during the past three years an executive officer of the Company or any of its affiliates;

(d) a director who is a partner in, or a controlling shareholder or an executive officer of, any for-business organization to which the Company made, or from which the Company received, payments (other than those arising from investments in the Company's securities) that exceeded 5% of the Company's or business organization's consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years; and

(e) a director who is employed as an executive of another entity where any of the Company's executives serves on that entity's compensation committee.


NASD Definition of "Financially Literate"

A financially literate director is one who is able to read and understand fundamental financial statements, including a company's balance sheet, income statement and cash flow statement.


NASD Definition of Accounting/Financial Expertise

A director has accounting or related financial management expertise if he or she has past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the director's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.


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


                                    EXHIBIT D

                          REPORT OF THE AUDIT COMMITTEE

     The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directore. The duties of the Audit Committee are to: (1) evaluate the independent auditors; (2) make recommendations as to the selection of independent auditors; (3) review the audit plan and scope with the independent auditors; (4) review audit results; (5) review transactions between management and the Company; (6) review reports of the accounting staff of the Company and its auditors as to the adequacy and quality of its system of internal controls; and (7) make appropriate inquiries respecting financial matters to the auditors and others. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the committee reviewed the audited financial statements the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

     The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the committee under generally accepted auditing standards. In addition, the committee has discussed with the independent auditors the auditors' independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board.

     The Committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The Committee held one (1) meeting during fiscal 2000.

     In reliance on the views and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended July 31, 2000 for filing with the Securities and Exchange Commission. The Committee and the Board have also recommended, subject to shareholder approval, the selection of the Company's independent auditors.


 /s/ Francis Brzezinski
----------------------------------------------
Francis Brzezinski, Audit Committee Chair


 /s/ George D. Dalton
----------------------------------------------
George D. Dalton, Audit Committee Member


 /s/ Gordon Bridge
----------------------------------------------
Gordon Bridge, Audit Committee Member

                           ARI NETWORK SERVICES, INC.
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


         The undersigned, a shareholder of ARI Network Services, Inc. (the "Company"), hereby appoints Brian E. Dearing and Jason D. Bartel, and each of them, as proxies, each with the power to appoint a substitute, and hereby authorizes each of them to represent and to vote, as designated below, all of the shares of stock of the Company held of record by the undersigned on November 3, 2000, at the 2000 Annual Meeting of Shareholders of the Company to be held on December 14, 2000 at 9:00 a.m. and at any and all adjournments thereof.

1.   ELECTION OF DIRECTORS:
     [   ] FOR the nominees below to serve       [ ] WITHHOLD AUTHORITY to vote
           until the Company's 2003 Annual           for the nominees listed
           Meeting and until their successors        below.
           are elected and qualified (except as
           marked to the contrary below).


           (INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list below.)

                                GORDON J. BRIDGE
                               TED C. FEIERSTEIN

2.   RATIFICATION OF DIRECTOR APPOINTMENT:
     [   ] FOR the nominee below to serve        [ ] WITHHOLD AUTHORITY to vote
           until the Company's 2002 Annual           for the nominees listed
           Meeting and until his successor           below.
           is elected and qualified (except
           as marked to the contrary below).

           (INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list below.)


                            D. BRUCE MERRIFIELD, JR.

3.   To approve the 2000 Stock Option Plan.

                  [   ]  FOR            [   ]  AGAINST        [   ]  ABSTAIN

4.   To approve the 2000 Employee Stock Purchase Plan.

                  [   ]  FOR            [   ]  AGAINST        [   ]  ABSTAIN

5. To ratify the selection of Ernst & Young LLP as the Company's Independent Public Accountants for fiscal 2000.

                  [   ]  FOR            [   ]  AGAINST        [   ]  ABSTAIN

6. In their discretion, the proxy holders are authorized to vote upon such other matters as may properly come before the 2000 Annual Meeting and at any adjournment or postponement thereof.

                (Continued and to be signed on the reverse side)

         THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES FOR DIRECTORS, "FOR" THE RATIFICATION OF THE APPOINTMENT OF THE OTHER DIRECTOR, AND "FOR" THE OTHER PROPOSALS.

         Please sign exactly as your name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

         Date:                          , 2000
               -------------------------



         -----------------------------------------------
         (Signature of Shareholder)



         -----------------------------------------------
         (Signature of Shareholder - if held jointly)


         PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENVELOPE PROVIDED.